Registration No. 333-________

As filed with the Securities and Exchange Commission on March 14, 2016

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________

Partner Communications Company Ltd.
(Exact name of registrant as specified in its charter)

Israel (State or other jurisdiction of incorporation or organization)	Not Applicable (IRS. Employer Identification No.)

8 Amal St.
Afeq Industrial Park
Rosh Ha’ayin 48103, Israel
(Address of principal executive offices) (Zip Code)

Amended and Restated 2004 Equity Incentive Plan
 (Full title of the plan)
_______________________________

 Puglisi and Associates
850 Library Avenue Suite 204
 Newark, Delaware 19711
(Name and address of agent for service)

Copies to:
Perry Wildes, Adv.
Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.
One Azrieli Center
Tel Aviv 67021, Israel
+972-3-607-4444
___________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☒
Non-Accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (2)		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee

Ordinary Shares, nominal value NIS 0.01 per share, deposited as American Depositary Shares represented by American Depositary Receipts (1)	1,651,599	(3)	$4.46	(4)	$7,366,131.54	(4)	$741.77

Total	1,651,599				$7,366,131.54		$0	(5)

(1)
American Depositary Shares (“ADSs”), evidenced by American Depositary Receipts (“ADRs”), issuable upon deposit of the ordinary shares registered hereby, par value NIS 0.01 per share (“Ordinary Shares”), of Partner Communications Company Ltd. (the “Company”) are registered on a separate registration statement on Form F-6 (File No. 333-177621). Each ADS represents one (1) Ordinary Share.

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 shall also cover any additional Ordinary Shares of the Company which become issuable under the Company’s Amended and Restated 2004 Equity Incentive Plan (the “Plan”) by reason of any stock split, stock dividend, recapitalization or similar transaction effected without the receipt of consideration which results in an increase in the number of the Company’s outstanding Ordinary Shares.

(3)	Represents Ordinary Shares reserved for future issuance under the Plan.
(4)
Estimated solely for purposes of this offering pursuant to Rules 457(c) and 457(h) under the Securities Act, and based on the average of the high and low prices of the Ordinary Shares reported on the NASDAQ Global Select Market on March 8, 2016. Such estimate is being utilized solely for the purpose of calculating the registration fee.

(5)
Pursuant to Rule 457(p) under the Securities Act, the amount of the registration fee payable hereunder has been partially offset by previously paid filing fees as follows: (a) on November 12, 2015, the Registrant filed a Registration Statement on Form S-8, File Number 333-207946, and paid a filing fee of $1,403.17. There were unsold securities remaining for which a filing fee of $788.36 had been paid that may be used as an offset against future filings; and (b) in connection with the filing of this Registration Statement, the total filing fee of $741.77 is hereby offset by $788.36, which represents the unused portion of the filing fees paid in (a) above.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E
OF FORM S-8

EXPLANATORY NOTE

This Registration Statement registers additional securities of the same class as other securities for which four registration statements filed on Form S-8 (Commission File No. 333-137102, Commission File No. 333-153419, Commission File No. 333-206420, and Commission File No. 333-207946) of the Company are effective (the “Company’s Registration Statements”).

The information contained in the Company’s Registration Statements is hereby incorporated by reference into this Registration Statement pursuant to General Instruction E, except for Items 3, 8, and 9 of the Company's Registration Statements, which are updated by this Registration Statement.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information.*

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* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Introductory Note to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein and made a part hereof:

(a)   The Company’s Annual Report on Form 20-F (File No. 1-14968) as filed with the Commission on March 14, 2016 (the “Annual Report on Form 20-F”), which includes audited financial statements for the Company’s latest fiscal year;

(b)   The Company's report on Form 6-K furnished to the Commission on January 5, 2016, January 7, 2016, February 4, 2016, February 16, 2016, February 17, 2016, February 22, 2016, February 23, 2016, March 7, 2016 and March 14, 2016;

(c)   The description of the Company’s Ordinary Shares set forth in the Company’s Registration Statement on Form 8-A (File No. 1-14968), as filed with the Commission on October 20, 1999, including any amendment or report for the purpose of updating such description.

In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended ("Exchange Act"), after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The Exhibit Index following the signature page is hereby incorporated by reference.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant, Partner Communications Company Ltd., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosh Ha’ayin, in the State of Israel, on March 14, 2016.

PARTNER COMMUNICATIONS COMPANY LTD.

By:	/s/ Isaac Benbenisti
Name: Isaac Benbenisti
Title: Chief Executive Officer

By:	/s/ Ziv Leitman
Name: Ziv Leitman
Title: Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Isaac Benbenisti, Ziv Leitman and Nomi Sandhaus his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign and to file a Registration Statement on Form S-8 (or such other Form as may be appropriate) in connection with the registration of Ordinary Shares of the Registrant and any and all amendments (including post-effective amendments) to any such Registration Statement on Form S-8 with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises. This power of attorney may be executed in counterparts.

         Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Isaac Benbenisti
Isaac Benbenisti	Chief Executive Officer	March 14, 2016

/s/ Ziv Leitman
Ziv Leitman	Chief Financial Officer (Principal Accounting and Financial Officer)	March 14, 2016

/s/ Adam Chesnoff Adam Chesnoff	Chairman of the Board of Directors	March 14, 2016

/s/ Elon Shalev
Elon Shalev	Vice-Chairman of the Board of Directors	March 14, 2016

Signature	Title	Date

/s/ Dr. Michael J. Anghel
Dr. Michael J. Anghel	Director	March 14, 2016

/s/ Barry Ben Zeev
Barry Ben Zeev	Director	March 14, 2016

/s/ Fred Gluckman
Fred Gluckman	Director	March 14, 2016

/s/ Barak Pridor
Barak Pridor	Director	March 14, 2016

/s/ Osnat Ronen
Osnat Ronen /s/ Yoav Rubinstein	Director	March 14, 2016
Yoav Rubinstein	Director	March 14, 2016
/s/ Arieh Saban
Arieh Saban	Director	March 14, 2016

/s/ Arik Steinberg
Arik Steinberg	Director	March 14, 2016

/s/ Ori Yaron
Ori Yaron	Director	March 14, 2016

/s/ Yehuda Saban
Yehuda Saban	Director	March 14, 2016

AUTHORIZED REPRESENTATIVE

         Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States, in the City of Newark, Delaware, on this 14 the day of March, 2016.

PUGLISI & ASSOCIATES (Authorized U.S. Representative)

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

INDEX TO EXHIBITS

Exhibit
Number	Document

4.1
Articles of Association last updated and approved on April 2, 2015 (previously filed as an exhibit to the Company's Registration Statement on Form S-8 (No. 333-206420) and incorporated herein by reference).

4.2	Company's Certificate of Incorporation (previously filed as an exhibit to the Company's Registration Statement on Form F-1 (No. 333-10992) and incorporated herein by reference).

4.3	Company's Memorandum of Association (previously filed as an exhibit to the Company's Registration Statement on Form F-1 (No. 333-10992) and incorporated herein by reference).

4.4
Form of Amended and Restated Deposit Agreement among the Company, Citibank N.A, as depositary, and all owners and beneficial owners of American Depositary Receipts (previously filed as an exhibit to the Company's Registration Statement on Form F-6 (No. 333-177621) and incorporated herein by reference).

4.5*	Amended and Restated 2004 Equity Incentive Plan.

5.1*	Opinion of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.

23.1*	Consent of Gross Kleinhendler, Hodak, Halevy, Greenberg & Co.
(included in Exhibit 5.1)

23.2*	Consent of Kesselman & Kesselman, Israel

24.1*	Power of Attorney (included in the Signature Page)

---------------------------------
*    Filed herewith.